POWER OF ATTORNEY Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Lauren Luptak and Heather Bender, signing singly, as the undersigned’s true and lawful attorneys-in-fact, with regard to the undersigned’s ownership of or transactions in securities of Qnity Electronics, Inc. (the “Company”) to: (1) complete and execute for and on behalf of the undersigned, Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”); (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 and 144 (including any amendments thereto) and timely file such form with the SEC and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing, including, without limitation, submitting a Form ID and account enrollment and administration with EDGAR Next, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and e ect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below. ____________________ Name: Steven Sterin Date: October 21, 2025